EXHIBIT 99.1

July 20, 2004

First Financial Bancorp Reports Second-Quarter Earnings

HAMILTON, Ohio – First Financial Bancorp (Nasdaq: FFBC) chairman of the board, Bruce E. Leep, today announced second-quarter 2004 earnings of $10,337,000 or 24 cents in diluted earnings per share, compared to $10,610,000 or 24 cents in diluted earnings per share for the same period in 2003. Bancorp also announced year-to-date earnings of $20,285,000 or 46 cents in diluted earnings per share, compared to $21,241,000 or 47 cents in diluted earnings per share for the same period in 2003. This represents a 2.13 percent decrease in year-to-date earnings per share.

Return on assets for the second quarter was 1.06 percent for 2004, compared to 1.11 percent for the same period in 2003. Return on average shareholders’ equity was 11.40 percent for the second quarter of 2004, versus 11.46 percent for the comparable period in 2003. Year-to-date return on assets was 1.05 percent, compared to 1.13 percent in 2003, while return on average shareholders’ equity was 11.14 percent versus 11.49 percent.

“While we continue to work diligently to sign on a new chief executive officer, we remain focused on moving the company forward,” Leep said. “Second-quarter earnings were comparable to last year and again exceeded analysts’ consensus estimates. We are encouraged by some positive indicators in the quarter.

“Net interest margin remained relatively stable, while credit quality continued to improve significantly. Underperforming assets have decreased by 31 percent since June of 2003, while charge-offs for the second quarter were at their lowest level in four years.

“Additionally on July 16, Bancorp completed another phase of our affiliate regionalization plan and a branch divestiture. We continue to implement strategies such as these to improve the company.”

(The preceding overview of First Financial Bancorp’s earnings is supplemented with the following detail:)

Net Interest Income:

Net interest income for the second quarter of 2004 was $1.2 million less than in the second quarter of 2003, a decline of 3.17 percent. The major contributing factor to the decline in net interest income was net interest margin compression Bancorp experienced during 2003 due to the asset-sensitive position of Bancorp’s balance sheet. This margin compression was the result of the continued downward repricing of assets without a like decrease in deposit liability rates. The net interest margin began to stabilize in the fourth quarter of 2003 and this positive trend has continued in 2004. Net interest income on a linked quarter basis (second quarter 2004 compared to first quarter 2004) remained relatively stable decreasing by only $157,000 or 0.43 percent. Net interest income for 2004 on a year-to-date basis decreased $2.3 million or 3.03 percent from the comparable period in 2003. Bancorp’s net interest margin decreased to 3.98 percent in the second quarter of 2004 from 4.17 percent in the second quarter of 2003. Year-to-date net interest margin was 3.99 percent compared to 4.27 percent in 2003. Given the Federal Reserve’s 25-basis-point increase in rates on June 30, 2004, Bancorp expects a continued stable net interest margin with potential for improvement depending on economic and competitive conditions.

Average outstanding loan balances for the second quarter of 2004 increased 1.68% and year-to-date average loan balances increased 1.80% from the comparable periods a year ago. This increase was achieved even though Bancorp sold approximately $42.2 million of loans since the second quarter of 2003 related to: (1) the sale of a banking center in December of 2003, (2) the sale of distressed loans in December of 2003, and (3) the sale of mobile home loans which closed in the first quarter of 2004. The primary area of loan growth has been in the commercial real estate category. On a linked-quarter basis, average outstanding loan balances were 1.39 percent higher, reflecting growth in commercial and residential real estate, installment, and real estate construction loans as demand improved primarily in Bancorp’s southwestern Ohio market.

Average deposit balances for the second quarter decreased $23.9 million or 0.81 percent and year-to-date average deposits were relatively flat from the comparable periods a year ago. Deposit balances were impacted by the sale of two banking centers since the first quarter of 2003, which reduced deposit balances by $53 million. Bancorp also opened three new banking centers in growing markets in 2003 — two in the fourth quarter — and an additional new banking center in the second quarter of 2004.

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Credit Quality:

The provision for loan loss expense for the second quarter of 2004 was $2.2 million compared to $3.9 million for the same period in 2003. Net charge-offs of $2.1 million for the second quarter were $1.3 million less than the $3.4 million in net charge-offs for the second quarter of 2003. Year-to-date provision expense was $4.8 million or $2.3 million less than 2003. Year-to-date net charge-offs were $4.8 million in 2004, down $1.7 million from the $6.5 million recorded in 2003. Improvements in commercial loans charged-off — partially offset by higher consumer charge-offs — and continued strong recoveries on commercial and consumer loans positively impacted net charge-offs for both the quarter and year-to-date. The percentage of net charge-offs to average loans for the second quarter of 2004 was 0.29 percent compared to 0.48 percent for the same period in 2003. The net charge-offs percentage for the second quarter of 2004 was at the lowest level since June of 2000. The percentage of net charge-offs to average loans was 0.34 percent for year-to-date 2004, compared to 0.47 percent for the same period in 2003.

Bancorp continued to maintain appropriate reserves with an allowance to ending loans ratio of 1.65 percent at quarter end versus 1.73 percent the same quarter a year ago. It is management’s belief that the allowance for loan losses is adequate to absorb inherent credit losses. The nonperforming assets to ending loans ratio decreased to 0.96 percent as of June 30, 2004, from 1.33 percent as of the end of the second quarter 2003. This is also a significant improvement from the linked-quarter percentage of 1.16 percent.

Total nonperforming assets — which includes nonaccrual loans, restructured loans, and other real estate owned — decreased 26.19 percent to $27.9 million at the end of the second quarter of 2004 from $37.8 million at June 30, 2003. Nonaccrual loans decreased $5.5 million, and restructured loans decreased $4.3 million. Other real estate owned remained relatively constant, decreasing by $151,000.

Loans delinquent over 90 days decreased 79.34 percent to $721,000 at the end of the second quarter of 2004 from $3.5 million at the end of the second quarter of 2003. This represents Bancorp’s lowest level of 90-days-past-due loans in over five years.

On a linked-quarter basis, total nonperforming assets decreased $5.2 million or 15.61 percent. Total underperforming assets on a linked quarter basis decreased 16.81 percent as loans delinquent over 90 days decreased by $624,000.

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Bancorp’s level of nonperforming assets has improved over the last several quarters. This improvement in credit quality has been positively influenced by signs of economic recovery, strategies such as the fourth-quarter 2003 distressed loan sale, and improved credit risk disciplines. Given the current economic environment, Bancorp expects continued stable to improving credit quality trends through 2004 although moderate fluctuations could occur as Bancorp continues to work through credit issues.

Noninterest Income:

Second quarter 2004 noninterest income was $14,905,000, an increase of 4.92 percent from the second quarter of 2003. Service charge income decreased $129,000 or 2.62 percent from the same quarter a year ago, largely due to the sale of $53 million in retail deposit balances since the second quarter of 2003. Trust revenues for the second quarter of 2004 increased 14.42 percent or $508,000 more than the comparable period last year primarily as a result of year-over-year market value improvements. The other category of noninterest income increased $285,000 or 4.92 percent from a year ago. Included in other noninterest income for the second quarter of 2004 was the recapture of impairment charges on the mortgage-servicing assets of approximately $441,000 compared with impairment charges of $440,000 for the second quarter of 2003. The positive swing in this category was offset by a decrease in gains on sale of mortgage loans of $973,000 to $408,000 in the second quarter of 2004 from $1,381,000 in the comparable period a year ago.

Year-to-date noninterest income increased 4.60 percent to $29,346,000 in 2004. This increase was primarily the result of an increase in trust fees, additional life insurance income, and increased brokerage fees. Recapture of impairment on the mortgage-servicing assets was approximately $687,000 in 2004 compared with impairment charges of $628,000 in 2003. This positive swing was also offset on a year-to-date basis by a decrease in gains on sale of mortgage loans of $1,815,000 to $697,000 in 2004 from $2,512,000 in the comparable period a year ago.

Noninterest Expense:

Total noninterest expense increased $1.6 million or 4.94 percent for the second quarter of 2004 from the second quarter of 2003. Salaries and employee benefits increased $1.0 million or 5.70 percent. Salary expense for the second quarter of 2004 increased $154,000 or 1.14 percent while employee benefits increased $874,000 or 19.44 percent. In the benefits category, the primary areas of increase were incentive bonus and pension expense. Net occupancy expenses for the second quarter of 2004 increased $152,000 or 8.37 percent as a result of increased building rent, depreciation, and related expenses. Data processing expense for the quarter increased $242,000 or 15.96 percent due primarily to a reclassification

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of certain credit-card and merchant processing expenses from other noninterest expense. Other noninterest expense on a quarterly and year-to-date basis was impacted by costs associated with the mobile home loan sale completed in the first quarter of 2004, direct consulting work in regard to Sarbanes-Oxley Section 404 internal control documentation and testing, and the executive search. Year-to-date noninterest expense for 2004 was $3.1 million or 4.81 percent more than 2003 as a result of higher salaries and employee benefits, net occupancy expenses, data processing, and other expense as discussed above.

Other Items:

As planned, the process of regionalization progressed on July 16, 2004, with the merger of Clyde Savings Bank and Indiana Lawrence Bank into the Community First Bank & Trust affiliate headquartered in Celina, Ohio. Concurrently, the $8 million Kewanna, Indiana, branch of Indiana Lawrence Bank was sold to Community State Bank of Royal Center, Indiana.

Bancorp repurchased 114,000 shares of its common stock during the second quarter of 2004 under a previously approved and ongoing program for general corporate purposes.

A $3.9 billion publicly owned bank holding company with over 4,000 shareholders, First Financial Bancorp currently operates 6 banking affiliates in Ohio, Michigan, Kentucky, and Indiana with a total of 102 retail banking centers, as well as an investment-advisor affiliate and an operations affiliate. Insurance services are offered through Flagstone Insurance and Financial Services.

This release should be read in conjunction with the consolidated financial statements, notes, and tables attached and in the First Financial Bancorp Annual Report on Form 10-K for the year ended December 31, 2003. Management’s analysis may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2003 Form 10-K.

First Financial Bancorp
P.O. Box 476
Hamilton, OH 45012
Analyst Contact: C. Douglas Lefferson
513-867-4993
doug.lefferson@ffbc-oh.com
Media Contact: Cheryl R. Lipp
513-867-4929
cheryl.lipp@comfirst.com

5

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL DATA

(Dollars in thousand, except per share)
(Unaudited)

	Three months ended					Six months ended June 30,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2004	2004	2003	2003	2003	2004	2003
EARNINGS
Net interest income	$36,000	$36,157	$34,093	$36,373	$37,179	$72,157	$74,415
Net earnings	10,337	9,948	8,841	7,824	10,610	20,285	21,241
Net earnings per share — basic	$0.24	$0.23	$0.20	$0.18	$0.24	$0.46	$0.48
Net earnings per share — diluted	$0.24	$0.23	$0.20	$0.18	$0.24	$0.46	$0.47
KEY RATIOS
Return on average assets	1.06%	1.03%	0.90%	0.80%	1.11%	1.05%	1.13%
Return on average shareholders’ equity	11.40%	10.88%	9.62%	8.46%	11.46%	11.14%	11.49%
Average shareholders’ equity to average assets	9.33%	9.44%	9.38%	9.42%	9.66%	9.38%	9.84%
Net interest margin	3.98%	4.00%	3.74%	3.98%	4.17%	3.99%	4.27%
Net interest margin (fully tax equivalent)	4.07%	4.10%	3.84%	4.08%	4.28%	4.08%	4.38%
COMMON STOCK DATA
Average basic shares outstanding	43,868,314	43,924,139	43,993,558	44,122,446	44,486,775	43,908,838	44,689,019
Average diluted shares outstanding	43,951,016	43,967,599	44,012,803	44,160,906	44,519,484	43,971,919	44,783,104
Ending shares outstanding	43,810,651	43,924,139	43,939,018	44,049,702	44,277,529	43,810,651	44,277,529
Market price:
High	$18.47	$18.82	$16.92	$16.60	$17.00	$18.82	$17.19
Low	$15.61	$16.29	$15.14	$14.67	$15.00	$15.61	$15.00
Close	$17.72	$18.50	$15.95	$14.75	$15.83	$17.72	$15.83
Book value	$8.24	$8.44	$8.34	$8.34	$8.40	$8.24	$8.40
Common dividend declared	$0.15	$0.15	$0.15	$0.15	$0.15	$0.30	$0.30
AVERAGE BALANCE SHEET ITEMS
Loans less unearned income	$2,859,043	$2,819,711	$2,805,667	$2,829,582	$2,811,848	$2,839,377	$2,789,036
Investment securities	767,667	799,823	798,727	778,365	747,090	783,745	699,121
Other earning assets	13,827	12,279	13,559	15,845	13,619	13,053	27,110

Total earning assets	3,640,537	3,631,813	3,617,953	3,623,792	3,572,557	3,636,175	3,515,267
Total assets	3,907,566	3,894,900	3,886,012	3,894,426	3,841,251	3,901,233	3,786,303
Noninterest-bearing deposits	405,098	395,894	399,611	392,862	406,730	400,496	411,749
Interest-bearing deposits	2,514,194	2,530,912	2,553,934	2,592,383	2,536,477	2,522,553	2,512,180

Total deposits	2,919,292	2,926,806	2,953,545	2,985,245	2,943,207	2,923,049	2,923,929
Borrowings	564,710	542,380	516,952	486,825	481,731	553,545	446,113
Shareholders’ equity	364,574	367,628	364,653	366,978	371,219	366,101	372,719
CREDIT QUALITY
Ending allowance for loan losses	$47,824	$47,672	$47,771	$48,680	$48,876	$47,824	$48,876
Nonperforming assets:
Nonaccrual	22,723	26,586	25,980	28,374	28,210	22,723	28,210
Restructured	2,936	3,373	3,821	6,532	7,188	2,936	7,188
OREO	2,215	3,070	3,207	3,054	2,366	2,215	2,366

Total nonperforming assets	27,874	33,029	33,008	37,960	37,764	27,874	37,764
Loans delinquent over 90 days	721	1,345	1,872	3,186	3,490	721	3,490
Gross charge-offs:
Commercial real estate	(105)	(631)	(3,377)	(300)	(424)	(736)	(536)
Commercial loans and leases	(560)	(1,036)	(3,650)	(2,771)	(1,800)	(1,596)	(3,499)
Consumer	(2,622)	(2,588)	(2,447)	(2,351)	(1,957)	(5,210)	(4,311)
All other	(2)	(27)	(8)	(38)	(18)	(29)	(18)

Total gross charge-offs	(3,289)	(4,282)	(9,482)	(5,460)	(4,199)	(7,571)	(8,364)
Recoveries:
Commercial real estate	0	34	83	5	45	34	50
Commercial loans and leases	467	538	561	316	229	1,005	661
Consumer	723	1,011	498	576	553	1,734	1,195
All other	8	0	9	3	1	8	1

Total recoveries	1,198	1,583	1,151	900	828	2,781	1,907

Total net charge-offs	(2,091)	(2,699)	(8,331)	(4,560)	(3,371)	(4,790)	(6,457)
CREDIT QUALITY RATIOS
Allowance to ending loans, net of unearned income	1.65%	1.68%	1.71%	1.73%	1.73%	1.65%	1.73%
Nonperforming assets to ending loans, net of unearned income plus OREO	0.96%	1.16%	1.18%	1.34%	1.33%	0.96%	1.33%
90 days past due to loans, net of unearned income	0.02%	0.05%	0.07%	0.11%	0.12%	0.02%	0.12%
Net charge-offs to average loans, net of unearned income	0.29%	0.38%	1.18%	0.64%	0.48%	0.34%	0.47%

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands)
(Unaudited)

	Three months ended,					Six months ended, June 30,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2004	2004	2003	2003	2003	2004	2003
Interest income
Loans, including fees	$42,461	$42,522	$41,393	$45,256	$46,418	$84,983	$93,122
Investment securities
Taxable	6,241	6,813	6,060	5,263	5,220	13,054	10,478
Tax-exempt	1,381	1,449	1,555	1,579	1,632	2,830	3,296

Total investment securities interest	7,622	8,262	7,615	6,842	6,852	15,884	13,774
Interest-bearing deposits with other banks	34	28	36	26	28	62	79
Federal funds sold and securities purchased under agreements to resell	9	11	11	24	37	20	111

Total interest income	50,126	50,823	49,055	52,148	53,335	100,949	107,086
Interest expense
Deposits	9,037	9,662	10,214	10,692	11,396	18,699	23,480
Short-term borrowings	526	499	471	443	530	1,025	910
Long-term borrowings	4,226	4,163	4,130	4,161	4,112	8,389	8,043
Subordinated debentures and capital securities	337	342	147	479	118	679	238

Total interest expense	14,126	14,666	14,962	15,775	16,156	28,792	32,671

Net interest income	36,000	36,157	34,093	36,373	37,179	72,157	74,415
Provision for loan losses	2,243	2,600	7,422	4,364	3,942	4,843	7,156

Net interest income after provision for loan losses	33,757	33,557	26,671	32,009	33,237	67,314	67,259
Noninterest income
Service charges on deposit accounts	4,794	4,613	4,917	4,984	4,923	9,407	9,521
Trust revenues	4,030	3,892	3,648	3,623	3,522	7,922	7,229
Investment securities gains (losses)	(1)	(2)	4	28	(36)	(3)	(8)
Other	6,082	5,938	10,458	6,494	5,797	12,020	11,314

Total noninterest income	14,905	14,441	19,027	15,129	14,206	29,346	28,056
Noninterest expenses
Salaries and employee benefits	19,056	18,519	18,625	21,664	18,028	37,575	36,219
Net occupancy	1,968	2,205	1,872	1,899	1,816	4,173	3,894
Furniture and equipment	1,800	1,804	1,701	1,752	1,847	3,604	3,648
Data processing	1,758	1,863	2,037	1,690	1,516	3,621	3,003
Deposit insurance	166	171	140	147	150	337	250
State taxes	344	344	442	432	434	688	894
Amortization of intangibles	220	216	205	207	211	436	412
Other	8,077	8,122	8,458	7,948	7,815	16,199	15,256

Total noninterest expenses	33,389	33,244	33,480	35,739	31,817	66,633	63,576

Income before income taxes	15,273	14,754	12,218	11,399	15,626	30,027	31,739
Income tax expense	4,936	4,806	3,377	3,575	5,016	9,742	10,498

Net earnings	$10,337	$9,948	$8,841	$7,824	$10,610	$20,285	$21,241

ADDITIONAL DATA — FULLY TAX EQUIVALENT NET INTEREST INCOME
Interest income	$50,126	$50,823	$49,055	$52,148	$53,335	$100,949	$107,086
Tax equivalent adjustment	819	860	885	900	918	1,679	1,856

Interest income — tax equivalent	50,945	51,683	49,940	53,048	54,253	102,628	108,942
Interest expense	14,126	14,666	14,962	15,775	16,156	28,792	32,671

Net interest income — tax equivalent	$36,819	$37,017	$34,978	$37,273	$38,097	$73,836	$76,271

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

	Jun. 30,	Dec. 31,	Jun. 30,
	2004	2003	2003
ASSETS
Cash and due from banks	$142,307	$183,612	$170,491
Interest-bearing deposits with other banks	3,534	5,014	3,053
Federal funds sold and securities purchased under agreements to resell	419	607	1,155
Investment securities, held-to-maturity	13,090	18,399	20,615
Investment securities, available-for-sale	728,016	794,762	742,004
Loans
Commercial	677,355	666,315	697,975
Real estate-construction	79,386	73,260	74,456
Real estate-mortgage	1,535,508	1,466,153	1,465,999
Installment	579,010	560,061	556,322
Credit card	20,694	21,680	20,294
Lease financing	8,729	12,241	16,460

Total loans	2,900,682	2,799,710	2,831,506
Less
Unearned income	27	86	226
Allowance for loan losses	47,824	47,771	48,876

Net loans	2,852,831	2,751,853	2,782,404
Premises and equipment	60,314	59,050	56,852
Goodwill	28,444	27,379	27,379
Other intangibles	8,065	7,530	8,675
Deferred income taxes receivable	12,075	6,227	5,426
Other assets	99,657	101,629	94,350

Total Assets	$3,948,752	$3,956,062	$3,912,404

LIABILITIES
Deposits
Noninterest-bearing	$407,107	$414,785	$434,183
Interest-bearing	2,512,545	2,530,880	2,544,196

Total deposits	2,919,652	2,945,665	2,978,379
Short-term borrowings	256,511	258,909	191,709
Long-term borrowings	347,526	322,979	325,472
Junior subordinated debentures owed to unconsolidated subsidiary trusts	30,930	0	0
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust	0	30,000	10,000
Accrued interest and other liabilities	32,930	32,026	34,761

Total Liabilities	3,587,549	3,589,579	3,540,321
SHAREHOLDERS’ EQUITY
Common stock	395,584	395,752	395,896
Retained earnings	57,443	50,325	46,867
Accumulated comprehensive income	(7,273)	2,344	7,880
Restricted stock awards	(3,865)	(3,397)	(5,340)
Treasury stock, at cost	(80,686)	(78,541)	(73,220)

Total Shareholders’ Equity	361,203	366,483	372,083

Total Liabilities and Shareholders’ Equity	$3,948,752	$3,956,062	$3,912,404

ADDITIONAL DATA — RISK BASED CAPITAL

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2004	2004	2003	2003	2003
Tier 1 Capital	$361,597	$359,134	$358,616	$358,292	$338,933
Tier 1 Ratio	12.98%	13.19%	13.20%	12.92%	12.50%
Total Capital	$396,580	$393,331	$392,735	$393,122	$373,011
Total Capital Ratio	14.24%	14.45%	14.46%	14.18%	13.76%
Total Risk-Adjusted Assets	$2,785,789	$2,722,261	$2,715,858	$2,772,571	$2,711,426
Leverage Ratio	9.33%	9.30%	9.30%	9.28%	8.90%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages June 30,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2004	2004	2003	2003	2003	2004	2003
ASSETS
Cash and due from banks	$115,009	$114,977	$117,810	$129,005	$127,405	$114,993	$133,842
Interest-bearing deposits with other banks	10,422	7,588	9,252	5,671	7,235	9,005	8,259
Federal funds sold and securities purchased under agreements to resell	3,405	4,691	4,307	10,174	6,384	4,048	18,851
Investment securities	767,667	799,823	798,727	778,365	747,090	783,745	699,121
Loans
Commercial	667,796	669,188	658,205	695,980	700,439	668,492	700,861
Real estate-construction	77,963	76,193	68,621	69,072	77,879	77,078	82,149
Real estate-mortgage	1,520,659	1,488,463	1,480,587	1,469,535	1,443,940	1,504,561	1,416,288
Installment	562,990	554,374	564,684	559,600	552,301	558,682	550,992
Credit card	20,134	20,274	20,402	20,169	20,077	20,204	20,383
Lease financing	9,538	11,284	13,276	15,405	17,488	10,411	18,693

Total loans	2,859,080	2,819,776	2,805,775	2,829,761	2,812,124	2,839,428	2,789,366
Less
Unearned income	37	65	108	179	276	51	330
Allowance for loan losses	47,873	47,877	48,754	48,849	48,168	47,875	48,395

Net loans	2,811,170	2,771,834	2,756,913	2,780,733	2,763,680	2,791,502	2,740,641
Premises and equipment	60,155	59,271	58,863	57,825	56,675	59,713	56,572
Deferred income tax	8,374	5,570	8,457	7,969	5,555	6,972	4,761
Other assets	131,364	131,146	131,683	124,684	127,227	131,255	124,256

Total Assets	$3,907,566	$3,894,900	$3,886,012	$3,894,426	$3,841,251	$3,901,233	$3,786,303

LIABILITIES
Deposits
Interest-bearing	$167,560	$193,256	$182,501	$212,102	$165,275	180,408	231,550
Savings	1,057,305	1,030,709	1,046,180	1,023,110	1,001,121	1,044,007	926,409
Time	1,289,329	1,306,947	1,325,253	1,357,171	1,370,081	1,298,138	1,354,221

Total interest-bearing deposits	2,514,194	2,530,912	2,553,934	2,592,383	2,536,477	2,522,553	2,512,180
Noninterest-bearing	405,098	395,894	399,611	392,862	406,730	400,496	411,749

Total deposits	2,919,292	2,926,806	2,953,545	2,985,245	2,943,207	2,923,049	2,923,929
Borrowed funds
Short-term borrowings	215,124	209,166	193,390	161,742	157,965	212,145	130,291
Long-term borrowings	349,586	333,214	323,562	325,083	323,766	341,400	315,822

Total borrowed funds	564,710	542,380	516,952	486,825	481,731	553,545	446,113
Junior subordinated debentures owed to unconsolidated subsidiary trusts	30,930	30,930	0	0	0	30,930	0
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust	0	0	30,000	26,956	10,000	0	10,000
Accrued interest and other liabilities	28,060	27,156	20,862	28,422	35,094	27,608	33,542

Total Liabilities	3,542,992	3,527,272	3,521,359	3,527,448	3,470,032	3,535,132	3,413,584
SHAREHOLDERS’ EQUITY
Common stock	395,586	395,648	395,808	395,894	395,916	395,617	395,974
Retained earnings	53,999	51,165	47,534	48,022	43,281	52,582	41,093
Accumulated comprehensive income	(1,199)	3,311	2,587	3,680	7,501	1,056	7,938
Restricted stock awards	(4,124)	(4,220)	(3,619)	(4,969)	(5,613)	(4,172)	(5,619)
Treasury stock, at cost	(79,688)	(78,276)	(77,657)	(75,649)	(69,866)	(78,982)	(66,667)

Total Shareholders’ Equity	364,574	367,628	364,653	366,978	371,219	366,101	372,719

Total Liabilities and Shareholders’ Equity	$3,907,566	$3,894,900	$3,886,012	$3,894,426	$3,841,251	$3,901,233	$3,786,303